Exhibit 99.1

Postal Realty Trust, Inc. Reports Second Quarter 2019 Results

-	Company Enters into Agreements to Acquire an Additional 168 Postal Properties -
-	Signs Term Sheet for $100 Million Credit Facility -

CEDARHURST, NEW YORK, August 14, 2019 (BUSINESSWIRE) — Postal Realty Trust, Inc. (NYSE:PSTL) (the “Company”), an internally managed real estate investment trust that owns and manages properties leased to the United States Postal Service (“USPS”), today announced its results for the quarter ended June 30, 2019. Postal Realty Trust commenced its operations on May 17, 2019 upon completion of its initial public offering (“IPO”). The financial results for the second quarter represent the Company’s financial results for the 45-day period from May 17, 2019 through June 30, 2019 and the financial results for the Company’s financial predecessor (the “Predecessor”) for the period from April 1, 2019 through May 16, 2019.

“We are pleased that our inaugural quarter as a public company demonstrates the stability and consistency of our 100.0% occupied postal properties,” stated Andrew Spodek, Postal Realty Trust, Inc.’s Chief Executive Officer. “We believe our position as the only internally managed public REIT that focuses primarily on the ownership of postal properties provides us with a competitive advantage. We continue to build our pipeline of potential properties for acquisition in our efforts to build scale and execute our growth strategy to create value for our shareholders.”

Highlights for Period Ended June 30, 2019

•	Net loss to common stockholders was $391,796 or $0.08 per diluted share as compared to Predecessor net income of $318,278 in the prior-year period.

•	Funds from Operations (FFO)* for the quarter was $479,978, or $0.07 per diluted share. For the period from May 17, 2019 to June 30, 2019, FFO was $23,991 or $0.00 per diluted share.

•	Adjusted Funds from Operations (AFFO)* for the quarter was $689,509, or $0.10 per diluted share. For the period from May 17, 2019 to June 30, 2019, AFFO was $337,022 or $0.05 per diluted share.

•	Rental revenue increased 32.2% year-over-year to $1.86 million primarily as a result of the Company’s formation transactions.

*	Represents Non-GAAP financial measures. Please refer to the “Non-GAAP Supplemental Financial Information” section below for additional information.

Highlights Subsequent to Quarter End**

•	In July 2019, the Company closed on the acquisition of three properties leased to the USPS for $4.4 million. The properties comprise 36,495 square feet with an average rental rate of $11.66 per square foot, and a weighted average lease term of 4.2 years. The expected weighted average cap rate is between 7% to 9%.

•	In August 2019, the Company entered into definitive agreements to acquire 14 properties leased to the USPS for approximately $5.4 million. The properties comprise 60,865 square feet with an average rental rate of $8.58 per square foot and a weighted average remaining lease term of 2.4 years. Formal due diligence has been completed and the transactions are expected to close by the end of the year 2019, subject to the satisfaction of customary closing conditions.

•	In August 2019, the Company entered into non-binding agreements to acquire 154 properties currently leased to the USPS for an aggregate purchase price of $43.7 million, including $14.0 million of common units of the Company’s operating partnership valued at $17.00 per unit. It is anticipated the transactions will close by the end of the year. The Company is currently performing formal due diligence procedures customary for these types of transactions and cannot provide assurance as to the timing of when, or on what terms, the transactions will close, if at all.

•	The Company has signed a non-binding term sheet with People’s United Bank as lead arranger, lender, administrative agent and bookrunner for a $100 million credit facility.
**	The Company believes results for subsequent quarters will provide more meaningful insight into the financial and operational activities of the Company as the second quarter does not reflect a full quarter of operations for Postal Realty Trust, Inc.

Property Portfolio

The Company owns and manages 271 postal properties in 41 states comprising 871,843 square feet, as of June 30, 2019. In addition, the Company provides fee-based third party property management services for an additional 404 postal properties leased to the USPS. The portfolio was 100.0% occupied with a weighted average lease term of 3.0 years and a weighted average rental rate of $9.70 per square foot at June 30, 2019.

Balance Sheet and Capital Markets Activity

On May 17, 2019, the Company completed its initial public offering of 4.5 million shares of Class A common stock at $17.00 per share. Net proceeds from the offering of $71.1 million, before giving effect to offering expenses, were used to acquire $29.0 million of properties in the Company’s formation transactions and to pay down $31.7 million of debt.

The Company ended the second quarter with $11.7 million of cash on hand and total indebtedness of $2.9 million. The weighted average interest rate of outstanding indebtedness was 4.4%.

Dividend

On June 26, 2019, the Company’s board of directors approved an initial pro-rated cash dividend of $0.063 per share of Class A common stock for the period from May 17, 2019 to June 30, 2019. The dividend was paid on July 31, 2019 to stockholders of record as of July 9, 2019.

Non-GAAP Supplemental Financial Information

An explanation of certain non-GAAP financial measures used in this press release, including, FFO and AFFO, as well as reconciliations of those non-GAAP financial measures, to the most directly comparable GAAP financial measure, is included below.

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The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently than we do and therefore our computation of FFO may not be comparable to such other REITs.

The Company calculates AFFO by starting with FFO and adjusting for recurring capital expenditures (defined as all capital expenditures that are recurring in nature, excluding capital improvements that are incurred in connection with the acquisition of a property or obtaining a lease or lease renewal) and then adding back non-cash items including: non-real estate depreciation, loss on extinguishment of debt, straight-lined rents and fair value lease adjustments and non-cash components of compensation expense. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of our operating performance. We believe that AFFO is widely-used by other REITs and is helpful to investors as a meaningful additional measure of our ability to make capital investments. Other REITs may not define AFFO in the same manner as we do and therefore our calculation of AFFO may not be comparable to such other REITs.

These metrics are non-GAAP financial measures and should not be viewed as an alternative measurement of our operating performance to net income. Management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the additive use of FFO and AFFO, together with the required GAAP presentation, is widely-used by our competitors and other REITs and provides a more complete understanding of our performance and a more informed and appropriate basis on which to make investment decisions.

Webcast and Conference Call Details

Postal Realty Trust will host a webcast and conference call to discuss the second quarter fiscal year 2019 financial results on August 14, 2019 at 5:00 p.m. Eastern Time. A live audio webcast of the conference call will be available on the Company’s investor website at https://www.postalrealtytrust.com/QuarterlyResults. To participate in the conference call, callers from the United States and Canada should dial-in ten minutes prior to the scheduled call time at 1-877-407-9208. International callers should dial 1-201-493-6784.

For those unable to participate during the live broadcast, a telephonic replay of the call will also be available from 8:00 p.m. Eastern Time on Wednesday, August 14, 2019, through 11:59 p.m. eastern time on Wednesday, August 28, 2019, by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6617 internationally and entering passcode 13693655.

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns and manages properties leased to the USPS. The Company believes it is one of the largest owners and managers measured by net leasable square footage of properties that are leased to the USPS.

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Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements regarding the proposed public offering and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s ability to obtain financing, the Company’s expected capitalization rates and the Company’s ability to close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Postal Realty Trust, Inc.
Consolidated and Combined Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2019	2018
	(Unaudited)	(Predecessor)
ASSETS
Real estate
Land	$14,208,005	$7,239,213
Buildings and improvements	48,796,854	29,550,076
Tenant improvements	1,924,021	1,646,215
	64,928,880	38,435,504
Less: accumulated depreciation	(7,723,284)	(7,121,532)
Total real estate, net	57,205,596	31,313,972

Cash	11,744,971	262,926
Escrows and reserves	601,173	598,949
Rent and other receivables	855,506	601,670
Prepaid expenses and other assets	1,354,525	146,014
Deferred rent receivable	23,864	14,060
In-place lease intangibles (net of accumulated amortization of $5,024,779 and $4,388,699, respectively)	4,397,221	2,735,927
Above market leases (net of accumulated amortization of $13,674 and $8,688, respectively)	12,265	10,914

Total assets	$76,195,121	$35,684,432

LIABILITIES AND EQUITY (DEFICIT)
Liabilities
Mortgage loans payable, net	$2,817,545	$34,792,419
Accounts payable, accrued expenses and other	4,224,011	1,869,084
Below market leases (net of accumulated amortization of $1,721,354 and $1,525,540, respectively)	4,479,286	3,842,495
Deferred tax liability, net	-	793,847
Due to affiliates	6,687,587	-

Total liabilities	$18,208,429	$41,297,845

Commitments and contingencies

Equity (deficit)
Common stock,
PSTL - $.01 par value per share
Class A, 500,000,000 shares authorized: 5,285,587 shares issued and outstanding	52,856	-
Class B, 27,206 shares authorized: 27,206 shares issued and outstanding	272	-
UPH - no par, 1,000 shares authorized: 1,000 shares issued and outstanding	-	4,000,000
NPM - no par, 200 shares authorized: 200 shares issued and outstanding	-	200
Additional paid-in capital	46,250,914	3,441,493
Accumulated deficit	(726,502)	(11,003,876)
Member’s deficit	-	(2,095,823)
Total Stockholders’ and Predecessor Equity	45,577,540	(5,658,006)
Operating Partnership unitholders’ noncontrolling interests	12,409,152
Noncontrolling interest in properties	-	44,593
Total equity (deficit)	57,986,692	(5,613,413)

Total liabilities and equity (deficit)	$76,195,121	$35,684,432

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Postal Realty Trust, Inc.
Consolidated and Combined Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2019 and 2018

(Unaudited)

		Predecessor		Predecessor
	Three months ended June 30, 2019	Three months ended June 30, 2018	Six months ended June 30, 2019	Six months ended June 30, 2018
Revenues
Rent income	$1,856,428	$1,404,123	$3,348,814	$2,782,233
Tenant reimbursements	273,229	232,569	510,085	447,826
Fee and other income	276,325	286,443	563,251	606,346
Total revenues	2,405,982	1,923,135	4,422,150	3,836,405

Operating expenses
Real estate taxes	288,771	239,442	538,560	461,580
Property operating expenses	248,586	215,346	500,292	441,659
General and administrative	777,689	292,809	1,154,580	797,659
Equity-based compensation	190,343	-	190,343	-
Depreciation and amortization	767,772	449,362	1,248,215	905,668
Total operating expenses	2,273,161	1,196,959	3,631,990	2,606,566

Income from operations	132,821	726,176	790,160	1,229,839

Interest expense, net:
Contractual interest expense	(228,040)	(367,953)	(586,507)	(750,610)
Amortization of deferred financing costs	(1,854)	(3,125)	(5,035)	(6,249)
Loss on early extinguishment of Predecessor debt	(185,586)	-	(185,586)	-
Interest income	1,124	1,117	2,258	2,212
Total interest expense, net	(414,356)	(369,961)	(774,870)	(754,647)

Income (loss) before income tax expense	(281,535)	356,215	15,290	475,192
Income tax expense	(6,259)	(35,126)	(46,008)	(59,640)
Net income (loss)	(287,794)	321,089	(30,718)	415,552

Less:
Net income attributable to noncontrolling interest in properties	(1,493)	(2,811)	(4,336)	(6,633)
Net (income) loss attributable to Predecessor	$(209,181)	$318,278	$(463,414)	$408,919
Net loss attributable to Operating Partnership unitholders’ noncontrolling interests	$106,672		$106,672
Net income (loss) attributable to common stockholders	$(391,796)		$(391,796)

Net income (loss) per share (basic and diluted)	$(0.08)		$(0.08)

Weighted average common shares outstanding (basic and diluted)	5,164,264		5,164,264

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Postal Realty Trust, Inc.

Consolidated and Combined Consolidated Statements of Operations
For the Periods Ended June 30, 2019 and May 16, 2019

(Unaudited)

	Predecessor		Postal Realty Trust, Inc.
	April 1, 2019 through May 16, 2019	January 1, 2019 through May 16, 2019	May 17, 2019 through June 30, 2019
Revenues:
Rent income	$756,969	$2,249,355	$1,099,459
Tenant reimbursements	111,219	348,075	162,010
Fee and other income	141,033	427,959	135,292

Total revenues	$1,009,221	$3,025,389	$1,396,761

Operating Expenses:
Real estate taxes	117,723	367,512	171,048
Property operating expenses	115,010	366,716	133,576
General and administrative	106,557	483,448	671,132
Equity-based compensation	-	-	190,343
Depreciation and amortization	245,313	725,756	522,459

Total operating expenses	$584,603	$1,943,432	$1,688,558

Income (loss) from operations	424,618	1,081,957	(291,797)

Interest expense, net:
Contractual interest expense	(212,352)	(570,819)	(15,688)
Amortization of deferred financing costs	(1,592)	(4,773)	(262)
Loss on early extinguishment of Predecessor debt	-	-	(185,586)
Interest income	-	1,134	1,124
Total interest expense, net	(213,944)	(574,458)	(200,412)

Income (loss) before income tax expense	210,674	507,499	(492,209)

Income tax expense	-	(39,749)	(6,259)

Net income (loss)	$210,674	$467,750	$(498,468)

Less:

Net income attributable to noncontrolling interest in properties	(1,493)	(4,336)	-

Net income attributable to Predecessor	$209,181	$463,414	-
Net loss attributable to Operating Partnership unitholders’ noncontrolling interests			106,672

Net loss attributable to common stockholders			$(391,796)

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Postal Realty Trust, Inc.
Reconciliation of Net Income (Loss) Attributable to Common Stockholders to FFO and AFFO
For the Periods Ended June 30, 2019 and May 16, 2019

(Unaudited)

	Postal Realty Trust, Inc.	Less: Predecessor	Postal Realty Trust, Inc.
	Three months ended June 30, 2019	April 1, 2019 through May 16, 2019	May 17, 2019 through June 30, 2019
Net (loss) income attributable to common stockholders	$(391,796)	$209,181	$(391,796)
Income (loss) attributable to Operating Partnership unitholders’ noncontrolling interests	(106,672)	-	(106,672)
Net income attributable to noncontrolling interest in properties	1,493	1,493	-
Net income attributable to Predecessor	209,181	-	-
Depreciation and amortization	767,772	245,313	522,459
FFO	$479,978	$455,987	$23,991

Recurring capital expenditures	(13,855)	(13,855)	-
Amortization of debt issuances costs	1,854	1,591	263
Loss on extinguishment of debt	185,586	-	185,586
Straight-line effects of lease revenue	(4,639)	(1,640)	(2,999)
Straight-line effects of lease expense	(44,688)	(46,064)	1,376
Amortization and accretion of above and below market leases	(105,070)	(43,532)	(61,538)
Equity-based compensation	190,343	-	190,343
AFFO	$689,509	$352,487	$337,022
FFO per share	$0.071		$0.004
AFFO per share	$0.102		$0.050

Common shares and common units outstanding at June 30, 2019	6,760,612		6,760,612

Contact:

Investor Relations and Media Relations

Email: Investorrelations@postalrealtytrust.com

Phone: 516-232-8900

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